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                                                                    Exhibit 10.1


                               MAXTOR CORPORATION

                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN

        (FOURTH AMENDMENT AND RESTATEMENT APPROVED ON OCTOBER 3, 2000 AND
                      AMENDED AND RESTATED ON MAY 2, 2001)

1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN

      (A) ESTABLISHMENT. The Maxtor Corporation 1996 Stock Option Plan was initially established effective as of May 1, 1996 (the "EFFECTIVE DATE"), and was previously amended and restated in its entirety as the Maxtor Corporation Amended and Restated 1996 Stock Option Plan (the "INITIAL PLAN"). The Initial Plan was subsequently amended and restated in its entirety effective as of October 3, 2000, and is hereby amended and restated in its entirety effective as of May 2, 2001 (the "PLAN").

      (B) PURPOSE. The purpose of the Plan is to promote the long-term interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by providing such persons with an additional incentive to promote the financial success of the Participating Company Group.

      (C) TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board of Directors or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all ISOs shall be granted, if at all, within ten (10) years from the Effective Date.

2.    DEFINITIONS

      Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

      (a) "ANNIVERSARY DATE": Each anniversary of an Outside Director's initial election or appointment to the Board.

      (b) "AWARD": An award of an Option or a Restricted Share under the Plan.

      (c) "BOARD OF DIRECTORS": The Board of Directors of the Company. If one or more Committees have been appointed by the Board of Directors to administer the Plan, "Board of Directors" also means such Committee(s).

      (d) "CODE": The Internal Revenue Code of 1986, as amended from time to time.

      (e) "COMMITTEE": The Compensation Committee or other committee of the Board of Directors duly appointed to administer the Plan and having such powers as shall be specified by the Board of Directors. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board of Directors granted herein, including,


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without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

      (f) "COMPANY": Maxtor Corporation, a Delaware corporation, or any successor thereto.

      (g) "CONSULTANT": Any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

      (h) "DIRECTOR": A member of the Board of Directors or of the board of directors of any other Participating Company.

      (i) "EMPLOYEE": Any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

      (j) "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended.

      (k) "EXERCISE PRICE": The price per share at which the shares of Stock subject to an Option may be purchased upon exercise of such Option.

      (l) "FAIR MARKET VALUE": As applied to a specific date, the fair market value of a share of Stock on such date as determined in good faith by the Board of Directors in the following manner:

            (i) The average of the high and low prices of the Stock (or the mean of the closing bid and asked prices of the Stock if the Stock is so reported instead) as reported on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, on the most recent trading day to the date in question, or if there are no reported sales on such date, on the last preceding date on which sales were reported; or

            (ii) In the absence of the foregoing, the Fair Market Value shall be determined by the Board of Directors in its absolute discretion based on an appraisal of the Stock and after giving consideration to the book value, the revenues, and the earnings prospects of the Company in light of market conditions generally.

The Fair Market Value determined under one of the preceding paragraphs shall be final, binding and conclusive on all parties for the purposes of this Plan.

      (m) "ISO": An Option intended to be and which qualifies as an "incentive stock option", as defined in Section 422 of the Code or any statutory provision that may replace such Section.

      (n) "NQSO": An Option not intended or qualified to be an ISO.

      (o) "OPTION": Any ISO or NQSO granted under the Plan.


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      (p) "OPTION AGREEMENT": A written option agreement between the Company and the Participant evidencing an Option in such form as approved by the Board of Directors pursuant to the Plan.

      (q) "OUTSIDE DIRECTOR": Any Director of the Company who is not an Employee.

      (r) "OUTSIDE DIRECTOR OPTION": An Option granted to an Outside Director pursuant to Section 3(b). Outside Director Options shall be NQSOs.

      (s) "PARENT CORPORATION": Any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

      (t) "PARTICIPANT": A person who has been granted one or more Awards under the Plan which remain outstanding or who owns shares of Stock as a result of the exercise of an Option.

      (u) "PARTICIPATING COMPANY": The Company or any Parent Corporation or Subsidiary Corporation.

      (v) "PARTICIPATING COMPANY GROUP": At any point in time, all corporations collectively which are then Participating Companies.

      (W) "RESTRICTED SHARE": A share of Stock awarded under Section 7 of the Plan.

      (x) "RULE 16B-3": Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

      (y) "SEC": Securities and Exchange Commission.

      (z) "SECURITIES ACT": The Securities Act of 1933, as amended.

      (aa) "STOCK GRANT AGREEMENT": A written agreement between the Company and the Participant evidencing an award of Restricted Shares in such form as approved by the Board of Directors pursuant to the Plan.

      (bb) "STOCK": The common stock of the Company, as adjusted from time to time under Section 4(b).

      (cc) "SUBSIDIARY CORPORATION": Any present or future "subsidiary corporation" of the Company or the Parent Corporation, as defined in Section 424(f) of the Code.

      (dd) "TEN PERCENT OWNER": A Participant who, at the time an Award is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.


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3.    PARTICIPATION

      (A) PERSONS ELIGIBLE FOR AWARDS. Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence and with respect to the grant of Options only, "Employees" shall include prospective Employees to whom Options are granted in connection with written offers of employment with the Participating Company Group, and "Consultants" shall include prospective Consultants to whom Options are granted in connection with written offers of engagement with the Participating Company Group. Eligible persons may be granted more than one (1) Award.

      (B) OUTSIDE DIRECTORS. In addition to any Award which may be granted to an Outside Director pursuant to Section 3(a), each Outside Director shall be granted one or more Options in accordance with this Section 3(b).

            (I) AUTOMATIC GRANT. Subject to the execution by the Outside Director of an appropriate Option Agreement, Outside Director Options shall be granted automatically and without further action of the Board of Directors, as follows:

                  (1)   INITIAL GRANT.

                        (A) Prior to December 1, 1998. Each person who (i) is an Outside Director on the Effective Date, or (ii) first becomes an Outside Director after the Effective Date and prior to December 1, 1998, shall be granted an Outside Director Option for twenty thousand (20,000) shares of Stock on the Effective Date or the date he or she first becomes an Outside Director; provided, however, that any Director of the Company who previously did not qualify as an Outside Director shall not receive an Outside Director Option pursuant to this Section 3(b)(i)(1)(A) in the event that such Director subsequently becomes an Outside Director as a result of the termination of his or her status as an Employee.

                        (B) On or After December 1, 1998. Each person who first becomes an Outside Director on or after December 1, 1998, shall be granted an Outside Director Option for thirty thousand (30,000) shares of Stock on the date he or she first becomes an Outside Director; provided, however, that any Director of the Company who previously did not qualify as an Outside Director shall not receive an Outside Director Option pursuant to this Section 3(b)(i)(1)(B) in the event that such Director subsequently becomes an Outside Director as a result of the termination of his or her status as an Employee.

                  (2) ANNIVERSARY GRANT. On and after May 29, 1998 and prior to May 2, 2001, each Outside Director shall be granted an Outside Director Option for ten thousand (10,000) shares of Stock upon the third anniversary of the date on which he or she received an Outside Director Option under Section 3(b)(i)(1) and upon each successive third anniversary of such date thereafter. Outside Director Options shall be granted pursuant to this Section 3(b)(i)(2) only to a person who, at the time of grant, is an Outside Director. On and after May 2, 2001, each Outside Director shall be granted an Outside Director Option for ten thousand (10,000) shares of Stock on each of his or her Anniversary Dates occurring thereafter. In addition, each Outside Director who had an Anniversary Date which occurred in 2001 prior to May 2, 2001 shall be granted an Outside Director Option for ten thousand (10,000) shares of


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Stock on May 2, 2001. Outside Director Options shall be granted pursuant to this
Section 3(b)(i)(2) only to a person who, at the time of grant, is an Outside Director.

            (II) SPECIAL GRANT. On November 11, 1998, each person serving as an Outside Director on such date who had previously received an Outside Director Option pursuant to Section 3(b)(i)(1) was granted an NQSO for ten thousand (10,000) shares.

            (III) RIGHT TO DECLINE OUTSIDE DIRECTOR OPTIONS. Notwithstanding the foregoing, any person may elect not to receive an Outside Director Option by delivering written notice of such election to the Board of Directors no later than the day prior to the date such Outside Director Option would otherwise be granted. A person so declining an Outside Director Option shall receive no payment or other consideration in lieu of such declined Outside Director Option. A person who has declined an Outside Director Option may revoke such election by delivering written notice of such revocation to the Board of Directors no later than the day prior to the date such Outside Director Option would be granted pursuant to Section 3(b).

            (IV) EXERCISE PRICE OF OUTSIDE DIRECTOR OPTIONS. The exercise price per share of Stock subject to an Outside Director Option shall be the Fair Market Value of a share of Stock on the date the Outside Director Option is granted.

            (V) EXERCISABILITY OF OUTSIDE DIRECTOR OPTIONS. Except as otherwise provided in the Plan or in the Option Agreement and provided that the Outside Director's service with the Participating Company Group has not terminated prior to the relevant vesting date, each Outside Option shall vest and become exercisable in installments of 25% on the first anniversary of the date of grant and 6.25% for each additional full calendar quarter of the Outside Director's service. Notwithstanding the foregoing, an Outside Director Option granted on May 2, 2001 pursuant to Section 3(b)(i)(2) shall vest at the same rate as described in the preceding sentence, except that vesting of such option will commence on the Outside Director's Anniversary Date which occurred in 2001. Each Outside Director Option shall terminate and cease to be exercisable on the date ten (10) years after the date of grant of the Outside Director Option unless earlier terminated pursuant to the terms of the Plan or the Option Agreement.

      (C) GRANT RESTRICTIONS. Any person who is not an Employee of the Company or a Parent Corporation or Subsidiary Corporation of the Company on the effective date of the grant of an Award to such person may be granted only an NQSO or Restricted Shares. An ISO granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted on the date such person commences service with a Participating Company, with an Exercise Price determined as of such date in accordance with Section 5(a). An Outside Director Option may be granted only to a person who, at the time of grant, is an Outside Director.

      (D) FAIR MARKET VALUE LIMITATION. To the extent that the aggregate Fair Market Value of stock with respect to which options designated as ISOs are exercisable by a Participant for the first time during any calendar year (under all stock option plans of the Participating Company Group, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as NQSOs. For purposes of this Section, options designated as ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option


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with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an ISO in part and as an NQSO in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Participant shall be deemed to have exercised the ISO portion of the Option first.

      (E) SECTION 162(M) GRANT LIMIT. Subject to adjustment as provided in
Section 4(b), at any such time as a Participating Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code, no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than one million two hundred thousand (1,200,000) shares (the "SECTION 162(M) GRANT LIMIT").

4.    SHARES SUBJECT TO PLAN

      (A) MAXIMUM SHARES. Subject to adjustment by the operation of Section 4(b) hereof, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Thirty-Nine Million Nine Hundred Seventy-Four Thousand Five Hundred Forty-Eight (39,974,548). Notwithstanding the foregoing, except as adjusted pursuant to Section 4.2, in no event shall more than Ten Million (10,000,000) shares of Stock be cumulatively available for issuance pursuant to the exercise of ISOs (the "ISO SHARE ISSUANCE Limit"). If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired pursuant to an Award are reacquired by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such reacquired shares of Stock, shall again be available for issuance under the Plan.

      (B) ADJUSTMENT OF SHARES AND PRICE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate equitable adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, in the number and class of shares subject to future Outside Director Options granted pursuant to
Section 3(b), in the Section 162(m) Grant Limit and the ISO Share Issuance Limit, and in the Exercise Price per share of any outstanding Options. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4(b) shall be rounded up or down to the nearest whole number, as determined by the Board of Directors, and in no event may the Exercise Price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board of Directors pursuant to this Section 4(b) shall be final, binding and conclusive.

5.    GENERAL TERMS AND CONDITIONS OF OPTIONS

      (A) GENERAL. The Board of Directors shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. The terms and conditions governing any Option, as determined by the Board of Directors, shall be set forth in an Option


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Agreement consistent with this Plan. In particular, the Board of Directors shall prescribe the following terms and conditions:

            (i) The number of shares of Stock subject to, and the expiration date(s) of, any Option;

            (ii)  The vesting schedule of any Option;

            (iii) The manner, time and rate (cumulative or otherwise) of exercise of such Option;

            (iv)  Whether such Option is to be issued as an ISO or NQSO; and

            (v) The restrictions, if any, to be placed upon such Option or upon shares which may be issued upon exercise of such Option.

      (B) EXERCISE PRICE. Except as provided in Section 3(b) with respect to Outside Director Options, the Exercise Price for each Option shall be established in the sole discretion of the Board of Directors; provided, however, that (a) the Exercise Price for an ISO shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the Exercise Price for an NQSO shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no ISO granted to a Ten Percent Owner shall have an Exercise Price less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an ISO or an NQSO) may be granted with an Exercise Price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

      (C) EXERCISE PERIOD. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board of Directors and set forth in the Option Agreement evidencing such Option; provided, however, that (i) no ISO shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (ii) no ISO granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (iii) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences service with a Participating Company.

6.    EXERCISE OF OPTIONS

      (A) PAYMENT OF OPTION EXERCISE PRICE. Except as otherwise provided below, payment of the Exercise Price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent,
(ii) by tender to the Company of shares of Stock owned by the Participant having a Fair Market Value not less than the Exercise Price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) by such other


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consideration as may be approved by the Board of Directors from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Board of Directors may at any time or from time to time, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the Exercise Price or which otherwise restrict one or more forms of consideration.

            (I) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board of Directors, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months or were not acquired, directly or indirectly, from the Company.

            (II) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

      (B) RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to any shares of Stock issuable on exercise of any Option until the date of the issuance of a stock certificate to the Participant for shares of Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4(b) hereof.

7.    RESTRICTED SHARES.

      (A) GENERAL. The Board of Directors shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Restricted Shares and to provide the terms and conditions (which need not be identical among Participants) thereof. The terms and conditions governing any grant of Restricted Shares, as determined by the Board of Directors, shall be set forth in a Stock Grant Agreement consistent with this Plan.

      (B) PAYMENT FOR AWARDS. Restricted Shares may be awarded under the Plan without requiring monetary payment from the Participant. The Board of Directors may also provide that payment may be required to receive a grant of Restricted Shares, with the form of payment set forth in the Stock Grant Agreement. Methods of such payment may include (without limitation), cash, cash equivalents, or full recourse promissory notes.

      (C) VESTING CONDITIONS. Each award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon the satisfaction of the conditions specified in the Stock Grant Agreement. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

      (D) VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Grant Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional


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Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

8.    TRANSFER OF CONTROL OF THE COMPANY

      (A) DEFINITIONS.

            (i) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                        (A) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                        (B) a merger or consolidation in which the Company is a party;

                        (C) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

                        (D) a liquidation or dissolution of the Company.

            (ii) A "TRANSFER OF CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board of Directors shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

      (B) EFFECT OF TRANSFER OF CONTROL ON OPTIONS. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Transfer of Control, any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Transfer of Control. The exercise or vesting of any Option that was permissible solely by reason of this Section shall be conditioned upon the consummation of the Transfer of Control. Except as otherwise provided herein, any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of


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the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

9.    REPURCHASE OPTIONS

      Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board of Directors in its sole discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

10.   RESTRICTIONS ON TRANSFERS; GOVERNMENT REGULATIONS

      (A) OPTIONS NOT TRANSFERABLE. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. No Option may be assigned, encumbered, or transferred, except, in the event of the death of a Participant, by will or the laws of descent and distribution.

      (B) GOVERNMENT REGULATIONS. This Plan, the granting of Awards under this Plan and the issuance or transfer of Stock (and/or the payment of money) pursuant thereto are subject to all applicable foreign, federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the SEC) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no Stock shall be issued by the Company, nor cash payments made by the Company, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The granting of Awards under this Plan and the issuance of Stock pursuant thereto are subject to compliance with all applicable foreign, federal, and/or state laws or regulations with respect to such securities. No Option may be exercised by a Participant if the issuance of Stock pursuant to such Option upon such exercise would constitute a violation of any applicable foreign, federal, or state securities law, rule or regulation or other applicable law or regulation. The inability of the Company to obtain from any regulatory body having the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to any Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.


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11.   TAX WITHHOLDING

      The Company shall have the right to withhold from amounts due Participants, or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld at any time by reason of participation in the Plan, and the obligations of the Company under the Plan shall be conditional on payment of such taxes. The Participant may, prior to the due date of any taxes, pay such amounts to the Company in cash, or with the consent of the Board of Directors, in Stock (which shall be valued at its Fair Market Value on the date of payment). The Company shall have no obligation to any Participant to determine either (i) the existence of any tax or (ii) the correct amount of any tax. Without limiting the generality of the foregoing, in any case where it determines that a tax is or will be required to be withheld in connection with the issuance, transfer or vesting of Stock issued under this Plan, the Company may, pursuant to such rules as the Board of Directors may establish, reduce the number of shares of Stock so issued or transferred by such number of Stock as the Company may deem appropriate in its sole discretion to accomplish such withholding or make such other arrangements as it deems satisfactory. Notwithstanding any other provision of this Plan, the Board of Directors may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3. The Company shall have no obligation to deliver shares of Stock, release shares of Stock from an escrow established pursuant to an Option Agreement or Stock Grant Agreement or make any payment pursuant to the Plan until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

12.   ADMINISTRATION OF PLAN

      (A) ADMINISTRATION BY THE BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors. All decisions and determinations of the Board of Directors shall be final, conclusive and binding upon all Participants and upon all other persons claiming any rights under the Plan with respect to any Options.

      (B) BOARD OF DIRECTORS AUTHORITY. In amplification of the Board of Directors' powers and duties, but not by way of limitation, the Board of Directors shall have full authority and power to:

            (i) Construe and interpret the provisions of the Plan and make rules and regulations for the administration of the Plan not inconsistent with the Plan;

            (ii) Decide all questions of eligibility for Plan participation and for the grant of Awards;

            (iii) Adopt forms of agreements and other documents consistent with the Plan;

            (iv) Engage agents to perform legal, accounting and other such professional services as it may deem proper for administering the Plan; and

            (v) Take such other actions as may be reasonably required or appropriate to administer the Plan or to carry out the Board of Directors activities contemplated by other sections of this Plan.


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
      (C) ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to any person whose transactions in Stock are subject to Section 16 of the Exchange Act, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements of Rule 16b-3, if any.

      (D) COMMITTEE COMPLYING WITH SECTION 162(M). If a Participating Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code, the Board of Directors may establish a Committee of "outside directors" within the meaning of Section 162(m) of the Code to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m) of the Code.

      (E) INDEMNIFICATION. In addition to such other rights of indemnification as they may have, members of the Board of Directors and any officers or employees of the Participating Company Group to whom authority to act on behalf of the Board of Directors is delegated shall be indemnified by the Company against the reasonable expenses, including court costs and reasonable attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except where such indemnification is expressly prohibited by applicable law.

13.   STOCKHOLDER APPROVAL

      The Plan or any increase in the maximum number of shares of Stock issuable thereunder as provided in Section 4(a) (the "MAXIMUM SHARES") shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board of Directors. Options granted prior to stockholder approval of the Plan or in excess of the Maximum Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Maximum Shares, as the case may be. No Restricted Shares may be issued if such issuance would be in excess of the Maximum Shares previously approved by the stockholders.

14.   AMENDMENT AND TERMINATION

      The Board of Directors may terminate or amend the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4(b)), (b) no change in the class of persons eligible to receive ISOs, and (c) no other amendment of the Plan which would require approval of the Company's stockholders under any applicable law, regulation or rule. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award or any unexercised portion of an Award, without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an ISO to qualify as an ISO or is necessary to comply with any applicable law or government regulation.


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
15.   MISCELLANEOUS

      (A) EMPLOYMENT OR SERVICE. Neither the establishment of the Plan nor any amendments thereto, nor the granting of any Award under the Plan, shall be construed as in any way modifying or affecting, or evidencing any intention or understanding with respect to, the terms of the employment or service of any Participant with the Participating Company Group. Nothing in the Plan or any agreement evidencing an Award shall confer upon a Participant any right to continued employment or service with the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment or service at any time. No person shall have a right to be granted Awards or, having been selected as a Participant for one Award, to be so selected again.

      (B) PROVISION OF INFORMATION. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

      (C) NO ADVICE. The Company shall not be responsible for providing any Participant with legal, business or tax advice. Any legal or tax liabilities incurred by a Participant as a result of Participant's participation in the Plan shall be the sole responsibility of the Participant. Participants should consult their own attorneys and tax advisors with respect to any questions regarding participation in the Plan.

      (D) WRITTEN NOTICE. As used herein, any notices required hereunder shall be in writing and shall be given on the forms, if any, provided or specified by the Board of Directors. Written notice shall be effective upon actual receipt by the person to whom such notice is to be given; provided, however, that in the case of notices to Participants and their heirs, legatees and legal representatives, notice shall be effective upon delivery if delivered personally or three (3) business days after mailing, registered first class postage prepaid to the last known address of the person to whom notice is given. Written notice shall be given to the Board of Directors and the Company at the following address or such other address as may be specified from time to time:

                              Maxtor Corporation
                              510 Cottonwood Drive
                              Milpitas, California  95035
                              Attn: Secretary

      (E) APPLICABLE LAW, SEVERABILITY. The Plan shall be governed by and construed in all respects in accordance with the laws of the State of California. If any provisions of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.


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